Exhibit 99.1

Civista Bancshares, Inc. Completes Acquisition of United Community Bancorp

Sandusky, OH, September 14, 2018 – Civista Bancshares, Inc. (“Civista”) (NASDAQ: CIVB) today announced it has completed its acquisition of United Community Bancorp (“United Community”) and is now operating as one company, having merged United Community into Civista. The transaction brings Civista’s total assets to approximately $2.1 billion, based on information as of June 30, 2018.

In exchange for each share of United Community common stock issued and outstanding, United Community shareholders will receive 1.027 Civista common shares and $2.54 in cash.

“We are very excited to welcome United Community’s customers and employees to the Civista family. We look forward to collaborating with United Community’s team to grow and enhance their banking platform while maintaining strong ties to their communities. We believe the long-term growth potential of this partnership offers substantial upside for shareholders of both organizations,” said Dennis G. Shaffer, President and CEO of Civista.

“After watching our teams work together over the past several months in preparation of bringing our organizations together, I could not be more confident in our decision to join the Civista family,” stated E.G. McLaughlin, President and CEO of United Community. “The way Civista serves its customers and communities is consistent with the way UCB has served our customers and communities. We believe this merger is a great outcome for our customers, communities, employees and shareholders and positions us for continued success.”

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the merger transaction with United Community, any statements of the plans and objectives of management for future operations, products or services, any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Civista does not assume any duty and does not undertake to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Civista anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Civista’s Annual Report on Form 10-K for the year ended December 31, 2017, and those disclosed in Civista’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”).

These risks, as well as other risks associated with the merger transaction, are more fully discussed in the joint proxy statement/prospectus for Civista’s July 24, 2018 Special Meeting of Shareholders, as filed by Civista with the SEC pursuant to Rule 424(b)(3) on June 8, 2018 and the joint proxy statement/prospectus for United Community’s July 24, 2018 Special Meeting of Shareholders, as filed by United Community with the SEC on Schedule 14A on June 8, 2018.

About Civista Bancshares, Inc.

Civista is a financial holding company headquartered in Sandusky, Ohio. Prior to the merger, Civista’s banking subsidiary, Civista Bank, operated 29 locations in Northern, Central and Southwestern Ohio. Upon completion of the merger, Civista will be an approximately $2.1 billion financial holding company, and Civista Bank will operate an additional eight locations in Southeast Indiana and one in Northern Kentucky. Additional information on Civista. may be accessed at www.civb.com, but information at that website is not part of this press release nor is it part of any filing by Civista with the Securities and Exchange Commission. Civista’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

For more information contact:

Dennis G. Shaffer,

President & Chief Executive Officer

(419) 609-1345